Exhibit 99.1

 Catasys Contracts with Second Largest Blue Cross Blue Shield

●	OnTrak-HC solution will cover depression, anxiety, and substance use disorder

LOS ANGELES, April 24, 2017 /PRNewswire/ -- Catasys, Inc. (CATS), a provider of proprietary predictive analytics and integrated treatment solutions to health plans, announced today that it has contracted with the nation’s second largest Blue Cross Blue Shield health insurance company (the “Insurer”) in the U.S., which has health plans in Texas, Illinois, Oklahoma, New Mexico and Montana (OnTrak -HC). OnTrak-HC will include the complete OnTrak solution covering anxiety, depression and substance use disorders.

Catasys eligible members average approximately $30,000 in costs to health insurers per year, and Catasys has been shown to reduce inpatient and emergency room utilization, driving an approximately 50 percent average reduction in total health insurers' costs for enrolled members from the year prior to enrollment.

“We continue to be pleased with the reception our advanced proprietary solutions are receiving in the market, particularly with a large Blue Cross Blue Shield plan” stated Rick Anderson, President and COO of Catasys.

About Catasys, Inc.

Catasys, Inc. provides big data based analytics and predictive modeling driven behavioral healthcare services to health plans and their members through its OnTrak solution. Catasys' OnTrak solution--contracted with a growing number of national and regional health plans--is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The solution utilizes proprietary analytics and proprietary enrollment, engagement and behavioral modification capabilities to assist members who otherwise do not seek care through a patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient treatment solution.

OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is currently available to members of several leading health plans in Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, North Carolina, New Jersey, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin. For further information, please visit catasys.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Amy Talebizadeh

Catasys, Inc.

(310) 444 -4346